EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-75937 of Bank United Corp. on Form S-3 of our report dated October 21, 1998, appearing in the Annual Report on Form 10-K of Bank United Corp. for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Houston, Texas
May 27, 1999